SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) August 9, 2011
Prologis, Inc.

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-13545	94-3281941

(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)
+1 (415) 394-9000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     In response to investor questions, the registrant is furnishing this report to provide investors with certain financial and operating data as of June 30, 2011 giving effect to the recent merger transaction, PEPR acquisition and stock offering (collectively, the “Data”). A copy of the Data is attached as an exhibit to this report. The Data has not been prepared in accordance with the rules of the Securities Exchange Commission relating to the preparation of pro forma financial information and contain non-GAAP financial information. Such non-GAAP financial information should only be read in conjunction with the most directly comparable GAAP measure. Accordingly, investors should not place any reliance on the Data as a predictor of the registrant’s past or future performance or operating results. The registrant does not intend to update the Data.
     The information in this report and the exhibits attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 2.02 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
99.1	Additional supplemental financial and operating data.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, Inc.
August 10, 2011	By:	/s/ William E. Sullivan
		Name:	William E. Sullivan
		Title:	Chief Financial Officer

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